UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

SUNSHINE BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Colorado	001-41282	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

333 Las Olas Way

CU4 Suite 433

Fort Lauderdale, FL 33301

(Address of principal executive offices) (zip code)

(954) 330-0684

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, par value $0.001	SBFM	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	SBFMW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2025, Sunshine Biopharma Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, (i) Dr. Steve N. Slilaty, Mr. Camille Sebaaly, Dr. Rabi Kiderchah, Mr. David Natan, and Dr. Andrew Keller were each elected as directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified, (ii) stockholders ratified the board of directors’ appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for 2025, and (iii) stockholders approved an amendment to the Company’s 2023 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder to 683,000.

The vote on these matters was as follows:

(i) Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTE
Dr. Steve N. Slilaty	130,382,043	58,298	1,774,854
Mr. Camille Sebaaly	130,382,204	58,137	1,774,854
Dr. Rabi Kiderchah	130,383,638	56,703	1,774,854
Mr. David Natan	130,382,135	58,206	1,774,854
Dr. Andrew Keller	130,383,893	56,448	1,774,854

(ii)  Ratification of the board of directors’ appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for 2025.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
132,026,819	177,963	10,413	0

(iii)  Approval of an amendment to the Company’s 2023 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder to 683,000.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
130,139,733	293,771	6,837	1,774,854

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2025	SUNSHINE BIOPHARMA INC.

By: /s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

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